Exhibit 99.2

Merrill Merchants Bancshares, Inc.	REVOCABLE PROXY

This Proxy is solicited on behalf of the Board of Directors of Merrill Merchants Bancshares, Inc.

for the Special Meeting of Shareholders to be held on May 8, 2007.

The undersigned shareholder of Merrill Merchants Bancshares, Inc. hereby appoints Edwin N. Clift and Deborah A. Jordan (the “Proxies”), and each of them, with full powers of substitution, to represent and to vote as proxy, as designated, all shares of common stock of Merrill Merchants Bancshares, Inc. held of record by the undersigned on March 23, 2007, at a Special Meeting of Shareholders (the “Special Meeting”) to be held at 5:00 p.m., local time, on May 8, 2007 or at any adjournment or postponement thereof, upon the matters described in the accompanying Notice of the Special Meeting of Shareholders and Proxy Statement/Prospectus, dated March 27, 2007, and upon such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof. The undersigned hereby revokes all prior proxies.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted “FOR” the proposals listed on the reverse side.

PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE

AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

The Board of Directors unanimously recommends a vote “FOR” the proposals listed below.	Please mark your vote as indicated in this example.
I will attend the Special Meeting. ☒

1. Approval of the Agreement and Plan of Merger by and between Chittenden Corporation and Merrill Merchants Bancshares, Inc., dated as of January 18, 2007, pursuant to which Merrill Merchants will merge with and into Chittenden, with Chittenden being the surviving corporation.

FOR ☐	AGAINST ☐	ABSTAIN ☐

2. Authorization of one or more adjournments of the Special Meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting, or at any adjournment or postponement of that meeting, to approve proposal 1.

FOR ☐	AGAINST ☐	ABSTAIN ☐

In their discretion, the Proxies are authorized to vote as the Board of Directors may deem advisable upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Shareholders and the Proxy Statement/Prospectus, dated March 27, 2007, for the Special Meeting.

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Signature(s)

Dated:                                                                 , 2007

Please sign exactly as your name appears on this proxy. Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate or partnership proxies should be signed by an authorized officer.